Exhibit 10.1
Order to Cease and Desist issued to the Holding Company by OTS effective May 25, 2011, and the related Stipulation and Consent executed by the Board of Directors of Central Federal Corporation
UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: CN 11-15
)
)
CENTRAL FEDERAL CORPORATION	)	Effective Date: May 25, 2011
)
)
Fairlawn, Ohio	)
OTS Docket No. H3317)
)

ORDER TO CEASE AND DESIST
WHEREAS, Central Federal Corporation, Fairlawn, Ohio, OTS Docket No. H3317 (Holding Company), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of Order to Cease and Desist (Stipulation); and
WHEREAS, the Holding Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and
WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order.
Central Federal Corporation
Order to Cease and Desist

NOW, THEREFORE, IT IS ORDERED that:
Cease and Desist.
1. The Holding Company and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling or the aiding and abetting in the unsafe or unsound practices resulting in the Holding Company operating with an inadequate level of capital protection for the volume, type, and quality of assets held by the consolidated Holding Company and with inadequate earnings to fund expenses.
Capital Plan.
2. By June 30, 2011, the Holding Company shall submit to the Regional Director a written plan for enhancing the consolidated capital of the Holding Company (Capital Plan). The Capital Plan shall cover the period beginning with July 1, 2011 through the fiscal year ending December 31, 2013. At a minimum, the Capital Plan shall include:
(a) establishment by the Board of a minimum tangible capital ratio of tangible equity capital to total tangible assets commensurate with the Holding Company’s consolidated risk profile;
(b) specific plans to reduce the risks to the Holding Company from its current debt levels and debt servicing requirements;
(c) quarterly cash flow projections for the Holding Company on a stand alone basis through calendar year-end December 31, 2013 that identify both the sources of funds and the expected uses of funds;
(d) quarterly pro forma consolidated and unconsolidated Holding Company balance sheets and income statements for the period covered by the Capital Plan demonstrating the Holding Company’s ability to attain and maintain the Board established minimum tangible equity capital ratios during the period of the Capital Plan;
(e) detailed scenarios to stress-test the minimum tangible equity capital targets based on continuing operating results, economic conditions and risk profile of the Holding Company’s stand alone assets and liabilities; and
(f) detailed descriptions of all relevant assumptions and projections and the supporting documentation for all relevant assumptions and projections.
Central Federal Corporation
Order to Cease and Desist

3. Upon receipt of written notice of non-objection from the Regional Director to the Capital Plan, the Holding Company shall implement and adhere to the Capital Plan. A copy of the Capital Plan shall be provided to the Regional Director within seven (7) days after Board approval.
4. The Holding Company shall notify the Regional Director regarding any material negative event affecting or that may affect the balance sheet, capital, or the cash flow of the Holding Company within five (5) days after such event.
5. By December 31, 2011, and each December 31st thereafter, the Capital Plan shall be updated and submitted to the Regional Director pursuant to Paragraph 2 above and shall incorporate the Holding Company’s budget plan and cash flow projections for the next two (2) fiscal years taking into account any revisions to the Holding Company’s cash flow and operating policies.
Capital Plan Variance Reports.
6. Within forty-five (45) days after the end of each quarter, after implementation of the Capital Plan, the Board shall review written quarterly variance reports on the Holding Company’s compliance with its Capital Plan (Variance Reports). The minutes of the Board meeting shall fully document the Board’s review and discussion. The Variance Reports shall:
(a) identify variances in the Holding Company’s actual performance during the preceding quarter as compared to the projections set forth in the Capital Plan;
(b) contain an analysis and explanation of identified variances; and
(c) discuss the specific measures taken or to be taken by the Holding Company to address identified variances.
Central Federal Corporation
Order to Cease and Desist

7. A copy of each Variance Report shall be provided to the Regional Director within seven (7) days after Board approval.
Dividends and other Capital Distributions.
8. Effective immediately, the Holding Company shall not declare, make, or pay any cash dividends or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase, or redeem any Holding Company equity stock without the prior written non-objection of the Regional Director. The Holding Company shall submit its written request for non-objection to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed dividend, capital distribution, or stock transaction.
Debt Restrictions.
9. Effective immediately, the Holding Company shall not, directly or indirectly, incur, issue, renew, rollover, or pay interest or principal on any debt1 or commit to do so, increase any current lines of credit, or guarantee the debt of any entity, without prior written notice to and written non-objection from the Regional Director. The Holding Company’s written request for approval shall be submitted to the Regional Director at least thirty (30) days prior to incurring, issuing, renewing, rolling over or paying any interest or principal on any debt, increasing any current lines of credit, or guaranteeing the debt of any entity. The Holding Company’s written requests for Regional Director non-objection to engage in such debt transactions, at a minimum, shall: (a) describe the purpose of the proposed debt; (b) set forth and analyze the terms of the proposed debt and covenants; (c) analyze the Holding Company’s current cash flow resources available to satisfy such debt repayment; and (d) set forth the anticipated source(s) of repayment of the proposed debt.

[1]	For purposes of this Paragraph, the term “debt” includes, but is not limited to, loans, bonds, cumulative preferred stock, hybrid capital instruments such as subordinated debt or trust preferred securities, and guarantees of debt. For purposes of this Paragraph, the term “debt” does not include liabilities incurred in the ordinary course of business to acquire goods and services and that are normally recorded as accounts payable or accruals under generally accepted accounting principles.
Central Federal Corporation
Order to Cease and Desist

Directorate and Management Changes.
10. Effective immediately, the Holding Company shall comply with the prior notification requirements for changes in directors and Senior Executive Officers2 set forth in 12 C.F.R.
Part 563, Subpart H.
Golden Parachute Payments.
11. Effective immediately, the Holding Company shall not make any golden parachute payment3 unless, with respect to such payment, the Holding Company has complied with the requirements of 12 C.F.R. Part 359.
Employment Contracts and Compensation Arrangements.
12. Effective immediately, the Holding Company shall not enter into any new contractual arrangement or renew, extend or revise any existing contractual arrangement related to compensation or benefits with any director or Senior Executive Officer of the Holding Company, unless it first provides the Regional Director with not less than thirty (30) days prior written notice of the proposed transaction. The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement, or a detailed, written description of the compensation arrangement to be offered to such Senior Executive Officer or director, including all benefits and perquisites. The Holding Company shall ensure that any contract, agreement or arrangement submitted to OTS fully complies with the requirements of 12 C.F.R. Part 359, 12 C.F.R. §§ 563.39 and 563.161(b), and 12 C.F.R. Part 570-Appendix A.
Board Oversight of Compliance with Order.
13. Effective immediately, the Board shall monitor and coordinate the Holding Company’s compliance with the provisions of this Order and the completion of all corrective actions required in the 2011 ROE. The Board shall review and adopt all policies and procedures required by this Order prior to submission to the OTS.

[2]	The term “Senior Executive Officer” is defined at 12 C.F.R. § 563.555.

[3]	The term “golden parachute payment” is defined at 12 C.F.R. § 359.1(f).
Central Federal Corporation
Order to Cease and Desist

14. Within thirty (30) days after the end of each quarter, beginning with the quarter ending June 30, 2011, the Holding Company shall prepare a written compliance progress report for the Board (Compliance Tracking Report). The Compliance Tracking Report shall, at a minimum:
(a) separately list each corrective action required by this Order and the 2011 ROE;
(b) identify the required or anticipated completion date for each corrective action; and
(c) discuss the current status of each corrective action, including the action(s) taken or to be taken to comply with each corrective action.
15. Within thirty (30) days at the end of each quarter, beginning with quarter ending June 30, 2011, the Board shall review the Compliance Tracking Report and all reports required to prepared by this Order. Following its review, the Board shall adopt a resolution: (a) certifying that each director has reviewed the Compliance Tracking Report and all required reports; and (b) documenting any corrective actions adopted by the Board. A copy of the Compliance Tracking Report and the Board resolution shall be provided to the Regional Director within seven (7) days after the Board meeting.
16. Nothing contained herein shall diminish the responsibility of the entire Board to ensure the Holding Company’s compliance with the provisions of this Order.
Effective Date, Incorporation of Stipulation.
17. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.
Duration.
18. This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives.
Central Federal Corporation
Order to Cease and Desist

Time Calculations.
19. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.
20. The Regional Director or an OTS authorized representative may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing.
Submissions and Notices.
21. All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.
22. Except as otherwise provided herein, all submissions, requests, communications, consents, or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission, or hand delivery by messenger) addressed as follows:
(a)	To the OTS[4]:
Regional Director
Office of Thrift Supervision
One South Wacker Drive, Suite 2000
Chicago, Illinois 60606
Facsimile: (312) 917-5001
(b)	To the Holding Company:
Chairman of the Board
Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Facsimile: (330) 666-7959

[4]	Following the Transfer Date, see Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. Law No. 111-203, § 311, 124 Stat. 1520 — 21 (2010), all submissions, requests, communications, consents or other documents relating to this Order shall be directed to the Board of Governors of the Federal Reserve System (Board of Governors), or to the individual, division, or office designated by the Board of Governors.
Central Federal Corporation
Order to Cease and Desist

No Violations Authorized.
23. Nothing in this Order or the Stipulation shall be construed as allowing the Holding Company, its Board, officers, or employees to violate any law, rule, or regulation.
IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION
By:	/s/
Daniel T. McKee
Regional Director, Central Region
Central Federal Corporation
Order to Cease and Desist

UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: CN 11-15
)
)
CENTRAL FEDERAL CORPORATION	)	Effective Date: May 25, 2011
)
)
Fairlawn, Ohio	)
OTS Docket No. H3317)
)

STIPULATION AND CONSENT TO ISSUANCE OF ORDER TO CEASE AND DESIST
WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Central Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed Central Federal Corporation, Fairlawn, Ohio, OTS Docket No. H3317 (Holding Company) that the OTS is of the opinion that grounds exist to initiate an administrative proceeding against the Holding Company pursuant to 12 U.S.C. § 1818(b);
WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order; and
WHEREAS, the Holding Company desires to cooperate with the OTS to avoid the time and expense of such administrative cease and desist proceeding by entering into this Stipulation and Consent to the Issuance of Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraphs 1 — 3 below concerning Jurisdiction, hereby stipulates and agrees to the following terms:
Central Federal Corporation
Stipulation and Consent to Issuance of Order to Cease and Desist

Jurisdiction.
1. The Holding Company is a “savings and loan holding company” within the meaning of 12 U.S.C. § 1813(w)(3) and 12 U.S.C. § 1467a. Accordingly, the Holding Company is a “depository institution holding company” as that term is defined in 12 U.S.C. § 1813(w)(1).
2. Pursuant to 12 U.S.C. § 1818(b)(9), the “appropriate Federal banking agency” may initiate a cease and desist proceeding against a savings and loan holding company in the same manner and to the same extent as a savings association for regulatory violations and unsafe or unsound acts or practices.
3. Pursuant to 12 U.S.C. § 1813(q), the Director of OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against a savings and loan holding company. Therefore, the Holding Company is subject to the authority of the OTS to initiate and maintain an administrative cease and desist proceeding against it pursuant to 12 U.S.C. § 1818(b).
OTS Findings of Fact.
4. Based on its January 18, 2011 examination of the Holding Company, the OTS finds that the Holding Company has engaged in unsafe or unsound practices as described in the OTS Report of Examination dated January 18, 2011 by operating with an inadequate level of capital protection for the volume, type, and quality of assets held by the consolidated Holding Company and with inadequate earnings to fund expenses.
Consent.
5. The Holding Company consents to the issuance by the OTS of the accompanying Order to Cease and Desist (Order). The Holding Company further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law.
Central Federal Corporation
Stipulation and Consent to Issuance of Order to Cease and Desist

Finality.
6. The Order is issued by the OTS under 12 U.S.C. § 1818(b). Upon the Effective Date, the Order shall be a final order, effective, and fully enforceable by the OTS under the provisions of 12 U.S.C. § 1818(i).
Waivers.
7. The Holding Company waives the following:
(a) the right to be served with a written notice of the OTS’s charges against it as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;
(b) the right to an administrative hearing of the OTS’s charges as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;
(c) the right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the Order; and
(d) any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes, or otherwise.
OTS Authority Not Affected.
8. Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar, or otherwise prevent the OTS from taking any other action affecting the Holding Company if, at any time, the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.
Other Governmental Actions Not Affected.
9. The Holding Company acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 8 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Holding Company that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.
Central Federal Corporation
Stipulation and Consent to Issuance of Order to Cease and Desist

Miscellaneous.
10. The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order.
11. If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.
12. All references to the OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns.
13. The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order.
14. The terms of this Stipulation and of the Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.
15. The Stipulation and Order shall remain in effect until terminated, modified, or suspended in writing by the OTS, acting through its Regional Director or other authorized representative.
Signature of Directors/Board Resolution.
16. Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of the Holding Company to the issuance of the Order and the execution of the Stipulation. This Stipulation may be executed in counterparts by the directors after approval of the execution of the Stipulation.
Central Federal Corporation
Stipulation and Consent to Issuance of Order to Cease and Desist

WHEREFORE, the Holding Company, by its directors, executes this Stipulation.

Accepted by:
CENTRAL FEDERAL CORPORATION		OFFICE OF THRIFT SUPERVISION
Fairlawn, Ohio

By:	/s/ Jerry F. Whitmer, Chairman	By:	/s/ Daniel T. McKee
Regional Director, Central Region

	/s/	Date: See Effective Date on page 1
Jeffrey W. Aldrich, Director

/s/ Thomas P. Ash, Director

/s/ William R. Downing, Director

/s/ Gerry W. Grace, Director
Central Federal Corporation
Stipulation and Consent to Issuance of Order to Cease and Desist